Exhibit 99.1

PhenixFIN Corporation Announces Fiscal Year and Fourth Quarter 2024 Financial Results

For the Fiscal Year ended 2024 NAV per share grew 12% year over year

New York, NY, December 16, 2024 -- PhenixFIN Corporation (NASDAQ: PFX, PFXNZ) (the “Company”), a publicly traded business development company, today announced its financial results for the fiscal fourth quarter of 2024.

Highlights

●	Fourth quarter total investment income of $5.6 million; net investment income of $0.5 million

●	Net asset value (NAV) of $160.3 million, or $79.37 per share as of September 30, 2024, vs. $70.75 per share as of September 30, 2023

●	Weighted average yield was 12.3% on debt and other income producing investments as of the fiscal year end

●	On October 1, 2024 the Company completed the acquisition of approximately 80% of the equity of The National Security Group, Inc. (“NSG”) an Alabama based insurance holding company.

David Lorber, Chief Executive Officer of the Company, stated:

“We are pleased with our performance in 2024 as we grew NAV per share 12%, from $70.75 to $79.37 per share. We are also excited with the successful transaction with NSG and look forward to new avenues of growth. This acquisition marks a significant milestone for PhenixFIN and aligns with our commitment to execute on our investment strategy.”

Selected Fourth Quarter 2024 Financial Results for the Quarter Ended September 30, 2024:

Total investment income was $5.6 million of which $5.4 million was attributable to portfolio interest and dividend income and $0.2 million was attributable to fee and other income.

Total net expenses were $5.1 million and total net investment income was $0.5 million.

The Company recorded a net realized gain of $0.2 million and net unrealized gain of $4.6 million.

Portfolio and Investment Activities for the Quarter Ended September 30, 2024:

The fair value of the Company’s investment portfolio totaled $227.9 million and consisted of 41 portfolio companies.

The Company had 3 portfolio company investments on non-accrual status with a fair market value of $2.4 million.

Liquidity and Capital Resources

At September 30, 2024, the Company had $67.6 million in cash and cash equivalents, $59.2 million in aggregate principal amount of its 5.25% unsecured notes due 2028 and $78.1 million outstanding under the Credit Facility.

ABOUT PHENIXFIN CORPORATION

PhenixFIN Corporation is a non-diversified, internally managed closed-end management investment company incorporated in Delaware that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. We completed our initial public offering and commenced operations on January 20, 2011. The Company has elected, and intends to qualify annually, to be treated, for U.S. federal income tax purposes, as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. Effective January 1, 2021, the Company operates under an internalized management structure.

Safe Harbor Statement and Other Disclosures

This press release contains “forward-looking” statements. Such forward-looking statements reflect current views with respect to future events and financial performance, and the Company may make related oral forward-looking statements on or following the date hereof. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, including among other things, PhenixFIN’s ability to deliver value to shareholders, increase investment activity, increase net investment income, implement its investment strategy and achieve its investment objective, source and capitalize on investment opportunities, grow its net asset value and perform well in the prevailing market environment, the ability of our portfolio companies, including National Security Group, Inc. to perform well and generate income and other factors that are enumerated in the Company’s periodic filings with the Securities and Exchange Commission. PhenixFIN Corporation disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release.

Past performance is not a guarantee of future results. The press release contains unaudited financial results. For ease of review, we have excluded the word “approximately” when rounding the results. This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell shares of PhenixFIN Corporation’s common stock. There can be no assurance that PhenixFIN Corporation will achieve its investment objective.

For PhenixFIN investor relations, please call 212-859-0390. For media inquiries, please contact info@phenixfc.com.

PHENIXFIN CORPORATION

Consolidated Statements of Assets and Liabilities

	September 30, 2024	September 30, 2023
Assets:
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $143,179,354 and $134,339,121 respectively)	$142,233,426	$125,531,031
Affiliated investments (amortized cost of $20,564,242 and $48,233,910, respectively)	14,750,785	37,289,617
Controlled investments (amortized cost of $97,016,429 and $82,437,692, respectively)	70,931,647	63,640,043
Total Investments at fair value	227,915,858	226,460,691
Cash and cash equivalents	67,571,559	5,988,223
Receivables:
Other receivable	65,838	31,425
Interest receivable	1,313,598	971,115
Dividends receivable	23,468	161,479
Receivable for investments sold	2,955,775	3,940,175
Other assets	1,066,323	833,000
Deferred tax asset	887,099	-
Deferred financing costs	760,680	699,124
Prepaid share repurchase	101,115	199,019
Due from Affiliate	90,500	409,214
Total Assets	$302,751,813	$239,693,465

Liabilities:
Credit facility and notes payable (net of debt issuance costs of $1,510,815 and $1,688,835, respectively)	$135,723,636	$84,253,106
Accounts payable and accrued expenses	5,570,150	3,066,984
Interest and fees payable	768,043	690,398
Other liabilities	294,063	432,698
Due to Affiliate	88,148	-
Payable for investments purchased	-	4,123,059
Deferred revenue	-	421,685
Total Liabilities	142,444,040	92,987,930

Commitments and Contingencies (see Note 8)

Net Assets:
Common Shares, $0.001 par value; 5,000,000 shares authorized; 2,723,709 shares issued; 2,019,778 and 2,073,713 common shares outstanding, respectively	2,020	2,074
Capital in excess of par value	704,909,588	694,812,239
Total distributable earnings (loss)	(544,603,835)	(548,108,778)
Total Net Assets	160,307,773	146,705,535
Total Liabilities and Net Assets	$302,751,813	$239,693,465

Net Asset Value Per Common Share	$79.37	$70.75

PHENIXFIN CORPORATION

Consolidated Statements of Operations

	For the Years Ended September 30,
	2024	2023	2022
Interest Income:
Interest from investments
Non-controlled, non-affiliated investments:
Cash	$10,231,111	$8,031,539	$5,207,850
Payment in-kind	938,879	506,555	444,741
Affiliated investments:
Cash	742,881	1,925,293	639,733
Payment in-kind	-	460,856	374,981
Controlled investments:
Cash	2,121,713	667,312	2,489,381
Payment in-kind	268,831	557,981	-
Total interest income	14,303,415	12,149,536	9,156,686
Dividend income
Non-controlled, non-affiliated investments	2,691,393	3,139,592	1,996,374
Affiliated investments	199,388	-	-
Controlled investments	3,972,352	3,716,676	3,507,051
Total dividend income	6,863,133	6,856,268	5,503,425
Interest from cash and cash equivalents	500,079	400,031	139,942
Fee income (see Note 9)	514,949	324,290	420,279
Other income	22	402,138	323,828
Total Investment Income	22,181,598	20,132,263	15,544,160

Expenses:
Interest and financing expenses	6,609,473	5,531,833	5,113,105
Salaries and benefits	6,850,792	4,186,852	2,952,106
Professional fees, net	1,462,766	1,404,676	1,340,828
General and administrative expenses	1,093,922	983,274	1,103,125
Directors fees	750,000	728,833	712,000
Insurance expenses	378,854	466,319	590,178
Administrator expenses (see Note 6)	301,931	320,310	301,281
Total expenses	17,447,738	13,622,097	12,112,623
Net Investment Income	4,733,860	6,510,166	3,431,537

Realized and unrealized gains (losses) on investments
Net realized gains (losses):
Non-controlled, non-affiliated investments	740,924	(10,538,228)	810,240
Affiliated investments	(1,991,456)	(1,018,267)	4,408,961
Controlled investments	8,542,831	23,456	1,850
Total net realized gains (losses)	7,292,299	(11,533,039)	5,221,051
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	7,862,162	15,954,552	(16,701,153)
Affiliated investments	5,130,836	7,327,399	96,490
Controlled investments	(7,287,134)	8,659,262	2,141,326
Total net change in unrealized gains (losses)	5,705,864	31,941,213	(14,463,337)
Loss on extinguishment of debt (see Note 5)	-	-	(296,197)
Deferred tax benefit (expense)	887,099	-	-
Total realized and unrealized gains (losses)	13,885,262	20,408,174	(9,538,483)

Net Increase (Decrease) in Net Assets Resulting from Operations	$18,619,122	$26,918,340	$(6,106,946)

Weighted average basic and diluted earnings per common share	$9.13	$12.87	$(2.63)
Weighted average common shares outstanding - basic and diluted (see Note 11)	2,040,253	2,092,326	2,323,601

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